Exhibit 10.3

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: RABOBANK, N.A. 33 East Carrillo St. Santa Barbara, CA 93101 Attn: Commercial Lending Closing Department
Space above this line for Recorder's Use

QAD Ortega Hill, LLC
Real Estate Term Loan: 353914-01

DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING

(Santa Barbara County, California)

THIS DOCUMENT SERVES AS A FINANCING STATEMENT FILED AS A FIXTURE FILING UNDER SECTION 9-502 OF THE CALIFORNIA UNIFORM COMMERCIAL CODE

This deed of trust is dated as of May 30, 2012.  It is by QAD ORTEGA HILL, LLC, a Delaware limited liability company (d/b/a QAD OH, LLC in California) (“Grantor”) , as trustor and debtor, to and in favor of Rabobank, N.A., a national banking association (“Trustee”), whose address is 33 East Carrillo Street, Santa Barbara, Santa Barbara, California 93101, for the benefit of RABOBANK, N.A., a national banking association (“Lender”) on behalf of itself and, if Borrower enters into Interest Hedging Agreements with Swap Counterparties, as agent for the other Secured Parties (as defined herein) ("Beneficiary"), as beneficiary and secured party.

Lender has agreed to make a loan in the original principal sum of $16,053,651.44 to Grantor under the terms and conditions of the Credit Agreement between Grantor and Lender dated as of the date of this deed of trust (the "Credit Agreement").  Each capitalized term used in this deed of trust that is defined in the Credit Agreement and not defined in this deed of trust will have the meaning specified in the Credit Agreement.  This deed of trust will be interpreted in accordance with the Drafting Conventions.

Grantor may also enter into certain derivatives transactions under Interest Hedging Agreements with Swap Counterparties (Lender and, as applicable, any other Swap Counterparties are referred to herein individually and collectively as the "Secured Parties"), under which Grantor has or may incur Interest Hedging Obligations to Swap Counterparties.

ARTICLE 1 – GRANT

To secure repayment of the indebtedness evidenced by the Note (defined herein) and payment and performance of all other Secured Obligations (defined herein), Grantor irrevocably and unconditionally grants, bargains, sells, and conveys to Trustee, in trust, for the benefit of Beneficiary, WITH POWER OF SALE and right of entry and possession, all of Grantor's estate, right, title and interest in and to the following, wherever located, whether now owned or hereafter acquired or arising, and, except as indicated, whether constituting real estate or personal property (collectively, the "Property"):

(a)               the real estate and any interest in the real estate located in Santa Barbara County, California, and described in EXHIBIT A  (the "Land").  The Land or its address is commonly known as 101 Innovation Place, Santa Barbara, California 93108.  The assessor’s parcel number for the Land is APN: 005-110-33;

QAD Ortega Hill, LLC
Deed of Trust, Assignment of Rents, Security Agreement,
Fixture filing and Request for Notice

(b)               all buildings, structures, improvements, fixtures, attachments, appliances, equipment, machinery and other articles now or hereafter erected on, affixed or attached to, or located in or on the Land, including all watering and irrigation apparatus, pumps, motors, generators, pipes, center pivot irrigators and sprinklers, windmills, and fences (the “Improvements”);

(c)               all easements, rights-of-way and rights appurtenant to the Land or used in connection the Land or as a means of access thereto ("Easements");

(d)               the ground water on, under, pumped from or otherwise available to the Property or any drainage, retention, ditch, canal, reservoir, or other water rights, whether as a result of overlying groundwater rights, contractual rights, or otherwise and whether riparian, appropriative, or otherwise; the right to remove or extract any such ground water including any permits, rights or licenses granted by any Governmental Authority and any rights granted or created by any easement, covenant, agreement or contract with any Person; and any rights to which the Property or Grantor is entitled with respect to surface water, whether such rights are appropriative, riparian, prescriptive or otherwise and whether or not pursuant to historical use, contractual agreement, permit or other governmental authorization; any water right, water allocation for water not yet delivered, distribution right, delivery right, any proscriptive, contractual, easement or other rights necessary or convenient to convey any water to the Property, water storage right, or other water-related entitlement appurtenant to or otherwise applicable to the Property by virtue of the Property being situated within the boundaries of any governmental water district irrigation district or other local agency or within the boundaries of any private water company, mutual water company, or other non-governmental entity and any shares, or any rights under such shares, of any private water company, mutual water company, or other non-governmental entity pursuant to which Grantor or the Property may receive water (collectively, "Water Rights");

(e)               all other tenements, hereditaments and appurtenances to the Land;

(f)                minerals, oil, gas, and other hydrocarbon substances, minerals, mineral interests, royalties, overriding royalties, production payments, net profit interests and other interests and other interests and estates in, under and on the Land and other oil, gas and mineral interests with which any of the foregoing interests or estates are pooled or unitized (the "Mineral Rights");

(g)               timber now or hereafter standing or cut;

(h)               leases, subleases, licenses, occupancy agreements, concessions and other agreements, granting a possessory interest in and to, or the right to extract, mine, reside in, sell, or use the Property (collectively, the "Leases");

(i)                all utility contracts, maintenance agreements, management agreements, service contracts and other agreements directly related to the operation and maintenance of the Property;

(j)                any certificated and uncertificated securities, securities entitlements, securities accounts and commodities accounts;

(k)               working drawings, instructional manuals, and rights in processes directly related to the operation of the Property;

 (l)               building materials, equipment, work in process or other personal property of any kind, including but not limited to all software embedded therein, whether stored on the Land or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed on or about the Land or Improvements;

(m)              goods, materials, supplies, chattels, furniture, fixtures, equipment and machinery now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Land and Improvements, whether stored on the Land or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, including any and all software embedded therein, all of which shall be considered to the fullest extent of the law to be real property for purposes of this deed of trust;

(n)               other tangible personal property of every kind and description, whether stored on the Land or elsewhere, including all goods, materials, supplies, tools, books, records, chattels, furniture, machinery and equipment or which is in all cases (i) directly related to the operation of the Property or acquired in connection with any construction or maintenance of the Land or the Improvements or (ii) affixed or installed, or to be affixed or installed, in any manner on the Land or the Improvements;

(o)               development and use rights, governmental permits, approvals and licenses, applications, and all permits and licenses relating or pertaining to the use or enjoyment of the Property;

(p)               general intangibles, accounts and other rights to the payment of money, reserves, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including earnest money sales deposits) or deposited by Grantor with third parties, including all utility deposits;

(q)               proceeds of and any unearned premiums on any insurance policies covering the Property, including the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property (the "Insurance Claims");

(r)                all awards made for the taking by condemnation or the power of eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Real Estate (the “Condemnation Awards");

(s)               all deposit accounts at Lender and all other deposit accounts from which Grantor may from time to time authorize the Secured Parties to debit payments due on the Secured Obligations, and all money or other personal property of Grantor in addition to the foregoing deposited with or otherwise in Beneficiary's, Trustee's or the Secured Parties possession;

(t)                rights and interests under any Interest Hedging Agreements with the Swap Counterparties, including all rights to the payment of money from the Secured Parties or Trustee under the Credit Agreement between the parties dated May 30, 2012; and all accounts, deposit accounts, and general intangibles, including payment intangibles, described in any of the Interest Hedging Agreements;

(u)               the right, in the name and on behalf of Grantor, upon notice to Grantor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Trustee, Beneficiary or the Secured Parties in the Property;

(v)               letter-of-credit rights (whether or not the letter of credit is evidenced by a writing) that Grantor may now have or hereafter acquire relating to the properties, rights, titles and interests referred to herein;

(w)              books and records pertaining to any and all of the property described herein, including computer-readable memory and any computer hardware or software necessary to access and process such memory; and

(x)               substitutions, replacements, additions, accessions and proceeds for or to any of the foregoing, and all books, records and files relating to any of the foregoing, including, without limitation, computer readable memory and data and any computer software or hardware reasonably necessary to access and process such memory and data.

ARTICLE 2 - ASSIGNMENT OF RENTS

2.01           Assignment.  Grantor irrevocably and unconditionally assigns Beneficiary all rents and other benefits derived from the Leases, and all other issues, profits, royalties, bonuses, income and other proceeds of the Property, whether now due, past due or to become due, including all prepaid rents, security deposits and other supporting obligations (the "Rents").  Beneficiary may collect Rents with or without taking possession of the Property.  Beneficiary, by its acceptance of this deed of trust does not assume any duty or obligation under the Leases.

2.02           Grant of License.  Notwithstanding the provisions of Section 2.01, Beneficiary confers upon Grantor a license to collect and retain the Rents as they become due and payable, so long as there is no Event of Default (the "License").  If an Event of Default has occurred, Beneficiary may terminate the License without notice to or demand upon Grantor.

2.03           Collection and Application of Rents.  Subject to the License granted to Grantor under Section 2.02, Beneficiary has the right, power and authority to collect any and all Rents.  Beneficiary may apply all amounts received by it pursuant to this assignment to pay Secured Obligations, expenses of leasing, operating, maintaining and managing the Property, taxes, charges, claims, assessments, any other liens, and premiums for insurance, in such amounts and in such order as Beneficiary deems appropriate.

2.04           Notice.  All lessees under any and all Leases are hereby irrevocably authorized and notified by Grantor to rely upon and to comply with (and are fully protected in so doing) any notice or demand by Beneficiary for the payment to Beneficiary of Rents, or for the performance of any of lessees' undertakings under the Leases, and lessees shall have no right or duty to inquire as to whether any Event of Default has actually occurred or is then existing hereunder.

2.05           Proceeds.  Beneficiary may apply all amounts received by it pursuant to this assignment to pay any of the following in such amounts and in such order as Beneficiary deems appropriate:  (a) any and all Secured Obligations; (b) all expenses of leasing, operating, maintaining and managing the Property, including without limitation, the salaries, fees, commissions and wages of a managing agent and such other employees, agents or independent contractors as Beneficiary deems necessary or desirable; (c) all taxes, charges, claims, assessments, any other liens, and premiums for all insurance Beneficiary deems necessary or desirable; (d) the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Property.

2.06           Beneficiary Not Responsible.  Under no circumstances shall Beneficiary have any duty to produce Rents from the Property.  Regardless of whether or not Beneficiary, in person or by agent, takes actual possession of the Land and Improvements, Beneficiary is not and shall not be deemed to be: (a) a “mortgagee in possession” for any purpose; (b) responsible for performing any of the obligations of the lessor under any Lease or performing any obligation under any construction document; (c) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or (d) liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it (except to the extent of its reckless or intentional misconduct).

2.07           Leasing. Except as may be expressly provided in the Credit Agreement; (a) Grantor shall not accept any prepayment of Rents for any rental period exceeding one month without Beneficiary’s prior written consent, and (b) Grantor shall not lease or enter into an agreement to lease the Property or any part of it except with Beneficiary’s prior written consent, which consent may be conditioned on, among other things, the execution, delivery and recordation of a subordination, non-disturbance and attornment agreement, in form and substance acceptable to Beneficiary.  Grantor shall apply all Rents in a manner approved by Beneficiary.

ARTICLE 3 – SECURITY AGREEMENT

3.01           Grant of Security Interest.  Grantor grants to Beneficiary a security interest in and pledges and assigns to Beneficiary all of Grantor’s right, title and interest in and to the Property, to the extent characterized as personal property (the "Personalty").

3.02           Addresses of Debtor and Secured Party.  The address of Grantor adjacent to its signature below is the mailing address of Grantor as debtor under the UCC.  The address for Trustee specified in the first paragraph of this deed of trust is the address for Trustee as secured party under the UCC; and the address for Beneficiary specified in Article 9 is the address for Beneficiary as secured party under the UCC.

3.03           Fixture Filing.  This deed of trust constitutes a financing statement filed as a fixture filing under the UCC, covering any Property which now is or later may become a fixture attached to the Land or any Improvement.

ARTICLE 4 – SECURED OBLIGATIONS

4.01           Secured Obligations.   Grantor makes the grant, conveyance, transfer and assignment above, makes the irrevocable and absolute assignment in Section 2.01, and grants the security interest under Section 3.01, to secure payment and performance of the following obligations (the "Secured Obligations") in any order of priority that Beneficiary may choose:

(a)               all Obligations (defined in the Credit Agreement), including (i) the Real Estate Term Loan Note dated as of the date of this deed of trust, from Grantor to Lender in the original principal amount of $16,053,651.44 (the “Note”); (ii) all Interest Hedging Obligations; and  all other indebtedness, liabilities and obligations of Grantor to Lender arising pursuant to any of the Transaction Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several;

(b)               all obligations of Grantor under this deed of trust;

(c)               all future advances and other obligations that Grantor may agree to pay or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when a writing evidences the parties’ agreement that the advance or obligation be secured by this deed of trust; and

(d)               any of the foregoing that arises after the filing of a petition by or against Grantor under an Insolvency Proceeding.

4.02           Future Secured Obligations.  The Secured Obligations include future advances made by Beneficiary or Secured Parties, at their option, and for any purpose, and all other future Secured Obligations.  Those future advances and other future Secured Obligations are secured to the same extent as if made or incurred on the date of the execution of this deed of trust, and have priority as to third persons with or without actual notice from the time this deed of trust is filed for record as provided by law.  If this deed of trust secures a line of credit or there is a future advance, the total amount of indebtedness secured by this deed of trust may decrease or increase from time to time.  The unpaid balance of any revolving line of credit or Interest Hedging Obligations secured by this deed of trust may at certain times be zero.  This deed of trust will remain in full force and effect notwithstanding any zero balance.  Grantor shall not file for record any notice limiting the maximum amount secured by this deed of trust (a "Maximum Amount Notice").  A Maximum Amount Notice will be an Event of Default (defined herein).  Nothing in this Section 4.02 will constitute a commitment to make additional or future advances or enter into future derivatives transactions in any amount.

4.03           Notice of terms of Secured Obligation Documents.  All persons who have or acquire an interest in the Property will be deemed to have received notice of, and will be bound by, the terms of the Credit Agreement, the other Transaction Documents, and each other agreement or instrument made or entered into in connection with each of the Secured Obligations (the Transaction Documents and those other agreements or instruments, the "Secured Obligation Documents").  These terms include any provisions in the Secured Obligation Documents which permit borrowing, repayment and reborrowing, or which provide that the rate of interest on one or more of the Secured Obligations may vary from time to time.

4.04           Unsecured Obligations.  This deed of trust does not secure any obligation which is unsecured pursuant to the express terms of the Credit Agreement or any other document, agreement or instrument.

ARTICLE 5 – WARRANTY OF TITLE

5.01           Warranty of Title.  Grantor represents and warrants that Grantor lawfully possesses and holds fee simple title to all of the Land and the Improvements; that Grantor has the right, power and authority to grant, convey and assign the Property; and that the Property is unencumbered, except for Permitted Encumbrances (as defined below).  Grantor especially agrees and declares that the separate estate of each of them, whether vested, contingent or in expectancy, is hereby conveyed and shall be bound for the payment and performance of the Secured Obligations.

5.02           Defense and Notice of Claims and Actions.  At Grantor's sole expense, Grantor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this deed of trust and the rights and powers of Beneficiary and Trustee created under it, against all adverse claims.  Grantor must give Beneficiary and Trustee prompt notice in writing if any claim is asserted which does or could affect any of these matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

5.03           Liens, Charges and Encumbrances.  Grantor shall immediately discharge any lien on the Property other than Permitted Encumbrances, which Beneficiary has not consented to in writing.  Grantor must pay when due each obligation secured by or reducible to a lien, charge or encumbrance which now does or later may encumber or appear to encumber all or part of the Property or any interest in it, whether the lien, charge or encumbrance is or would be senior or subordinate to this deed of trust.  “Permitted Encumbrances” shall mean those exceptions as set forth on Lender’s policy of title insurance covering this deed of trust.

ARTICLE 6 - REPRESENTATIONS

6.01           Representations.  Grantor represents to Beneficiary and the Secured Parties that:

(a)               the Property does not represent the proceeds of unlawful activity under any state, federal or foreign law;

(b)               the Property includes all property and rights which may be reasonably necessary or desirable to enable Grantor to use, enjoy and operate the Land and the Improvements for the present uses thereof;

(c)               none of the Land or Improvements is subject to any Lien, offset or claim except any easements and restrictions expressly listed on a schedule of exceptions to coverage in the final commitment for title insurance or pro forma policy of title insurance received by Beneficiary prior to the Closing and not objected to by Beneficiary that are shown in the policy of title insurance insuring the validity and priority of this deed of trust (those Liens, offsets or claims, if any, the "Permitted Exceptions");

(d)               Grantor owns the Personalty free and clear of any security interests, reservations of title or conditional sales contracts, and there is no presently valid financing statement affecting the Personalty on file in any public office;

(e)               Grantor has title to, or (in the case of leased property) valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the Financial Information (other than any properties or assets disposed of in the ordinary course of business);

(f)                the legal name of Grantor is as appears in the first paragraph of this agreement;

(g)               Grantor has not used any trade name, assumed name or other name except Grantor's name stated in the first paragraph of this agreement;

(h)               if Grantor is anything other than a natural Person, it has complied with all applicable laws concerning its organization, existence and the transaction of its business, and is in existence and good standing in its state of organization and each state in which it conducts its business;

(i)                the execution, delivery and performance by Grantor of this deed of trust is within the powers and authority of Grantor and has been duly authorized;

(j)                to Grantor's knowledge, this deed of trust does not conflict with any Applicable Law;

(k)               this deed of trust is a legal, valid and binding agreement of Grantor, enforceable against Grantor in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable ;

(l)                there has been no Material Adverse Effect as to Grantor since the effective date the Financial Information was provided to Beneficiary or the Secured Parties;

(m)              there is no lawsuit, tax claim or other dispute pending or to Grantor's knowledge threatened against Grantor or the Property that, if determined adverse to Grantor, is reasonably likely to have a Material Adverse Effect;

(n)               Grantor is not the subject of any Judgment which could reasonably be expected to have a Material Adverse Effect;

(o)               this deed of trust does not conflict with, nor is Grantor in default on any credit agreement, indenture, purchase agreement, guaranty, capital lease, or other investment, agreement, or arrangement presently in effect providing for or relating to extensions of credit in respect of which Grantor is in any manner directly or contingently obligated;

(p)               Grantor has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon, including interest and penalties;

(q)               Grantor has complied with all current and future laws, regulations and ordinances or other requirements of any governmental authority relating to or imposing liability or standards of conduct concerning protection of health or the environment or hazardous substances (“Environmental Laws”);

(r)                Grantor has not received any notices of violations of any Applicable Laws; and Grantor is in material compliance with all Applicable Laws;

(s)               there are no claims, actions, proceedings or investigations pending or threatened against Grantor or affecting the Property with respect to any violations of Applicable Laws;

(t)                Grantor's place of business, or its chief executive office, if it has more than one place of business, is located at the address specified below; and

(u)               unless otherwise disclosed to Beneficiary, Grantor is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986; and there is no Event of Default or event which, with notice or lapse of time would be an Event of Default.

ARTICLE 7 – COVENANTS

7.01           Performance of Secured Obligations.  Grantor shall promptly pay and perform each Secured Obligation in accordance with its terms.

7.02           Maintenance and Preservation of Property. Grantor shall:

(a)               immediately discharge any lien on the Property which Beneficiary has not consented to in writing, and shall also pay when due each obligation secured by or reducible to a lien, charge or encumbrance which now or hereafter encumbers or appears to encumber all or part of the Property, whether the lien, charge or encumbrance is or would be senior or subordinate to this deed of trust;

(b)               not alter, remove or demolish any portion of the Improvements, except as permitted or required by the Credit Agreement;

(c)               maintain (or cause to be maintained) all policies of insurance required under the Credit Agreement and pay (or cause payment of) all premiums for that insurance on or prior to the date when due;

(d)               promptly and completely repair and/or restore any portion of the Property which becomes damaged or destroyed, in a good and workmanlike manner in accordance with sound building practices, whether or not Grantor has received the proceeds of any Insurance Claim;

(e)               not commit or allow any waste of the Property, nor do or suffer to be done any act whereby the value of any part of the Property may be lessened;

(f)                not initiate or allow any change in any zoning or other land use classification which affects the Property or any part of it, except as permitted or required by the Credit Agreement;
(g)               not bring or keep any article on the Property or cause or allow any condition to exist on it, if that could invalidate or would be prohibited by any insurance coverage required to be maintained by Grantor on the Property or any part of it under this deed of trust; and

(h)               perform all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value and utility.

7.03           Compliance with Applicable Law  Grantor shall not commit, and shall use all commercially reasonable means to not allow, any act upon or use of the Property which would violate any Applicable Law, whether now existing or later to be enacted and whether foreseen or unforeseen, or any public or private covenant, condition, restriction or equitable servitude affecting the Property.

7.04           Taxes and Assessments.  Grantor shall pay (a) prior to delinquency all taxes, levies, charges and assessments imposed by Applicable Law or any public or quasi-public authority or utility company which are (or if not paid, may become) a lien on all or part of the Property or any interest in it, or which may cause any decrease in the value of the Property or any part of it (individually and collectively "Impositions"); (b) any and all intangible taxes and documentary stamp taxes determined at any time to be due on or as a result of the Secured Obligations, this deed of trust or any other Transaction Documents, together with any and all interest and penalties thereon; and (c) taxes, levies, charges and assessments on Beneficiary's or Secured Parties’ interest therein or upon this mortgage or the Secured Obligations (collectively, “Mortgage Taxes”); except that if the amount of Mortgage Taxes exceeds the Maximum Rate, Grantor will not be required to pay any such excess.  If after the date of this deed of trust, the State of California passes any law deducting from the value of Land for the purpose of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured by mortgage for state or local purposes, or the manner of the collection of any such taxes, so as to affect this deed of trust, then within 180 days after notice by Beneficiary to Grantor, Grantor shall pay all Secured Obligations.  Notwithstanding the foregoing provisions of this Section 7.04,  Grantor may, at its expense, contest the validity or application of any Imposition by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence, provided that (a) Beneficiary is satisfied that neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, or lost as a result of such contest, and (b) Grantor shall have posted a bond or furnished such other security required from time to time by Beneficiary.

7.05           Damages and Insurance and Condemnation Proceeds.  Beneficiary may, at its option, (a) in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on warranty, or for damage, injury or loss to all or part of the Property, and it may make any compromise or settlement of the action or proceeding; (b) participate in any action or proceeding relating to any Condemnation Award; and (c) join Grantor in adjusting any Insurance Claim.  All insurance proceeds, Condemnation Awards, and proceeds of any other claim based on warranty, or for damage, injury or loss to the Property which Grantor may receive or be entitled to must be paid to Beneficiary; provided however, in the event the aggregate proceeds of any claim or award are less than $100,000, said proceeds may be paid direct to the Grantor. In each instance the proceeds are received by the Beneficiary, Beneficiary may apply those proceeds first toward reimbursement of all of Beneficiary's costs and expenses of recovering the proceeds or Condemnation Award, including Legal Fees.  The balance shall, at Beneficiary's option, be applied to pay or Prepay some or all of the Secured Obligations in such order and proportions as it may choose.  Notwithstanding the foregoing, Beneficiary will make casualty insurance proceeds available to the Grantor to repair or restore the Property subject to Beneficiary’s receipt of a satisfactory budget for the repairs, satisfactory evidence that sufficient funds are available to complete the repairs, and subject to Beneficiary’s customary requirements applicable to the disbursement of proceeds of construction loans. GRANTOR HEREBY SPECIFICALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS OF A PROPERTY OWNER GRANTED UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1265.225(A), WHICH PROVIDES FOR ALLOCATION OF CONDEMNATION PROCEEDS BETWEEN A PROPERTY OWNER AND A LIENHOLDER, AND ANY OTHER LAW OR SUCCESSOR STATUTE OF SIMILAR IMPORT.

7.06           Site Visits, Observation and Testing.  Beneficiary and its agents and representatives may enter and visit the Property at any reasonable time for the purposes of observing it, performing appraisals or inspections, taking and removing soil or groundwater samples, and conducting tests on any part of it, as provided in the Credit Agreement, and otherwise to determine Grantor's compliance with this deed of trust.

7.07           Prohibited Transfers.  Grantor agrees that a material factor in Secured Parties' decision to enter into the Secured Obligation Documents is the expertise, financial status and other characteristics of Grantor.  Grantor shall not make or permit any Prohibited Transfer.  Upon any Prohibited Transfer Beneficiary may declare all Secured Obligations to be due and payable immediately.  "Prohibited Transfer" means:  (a) any sale, contract to sell, conveyance, encumbrance, pledge, mortgage, lease of the Property not expressly permitted under this instrument or the other Secured Obligation Documents, or other transfer of all or any material part of the Property or any interest in it, whether voluntary, involuntary, by operation of law or otherwise; (b) if Grantor is a corporation, any transfer or transfers of shares of the voting power or the direct or indirect beneficial ownership of Grantor; (c) if Grantor is a partnership, withdrawal or removal of any general partner, dissolution of the partnership under Applicable Law, or any transfer or transfers of the partnership interests; (d) if Grantor is a limited liability company, withdrawal or removal of any managing member (but not of any non-member manager), termination of the limited liability company or any transfer or transfers of the voting power or the ownership of the economic interest in the Grantor; or (e) if Grantor is a trust, withdrawal or removal of any trustee or revocation of the trust.

7.08           Compensation and Reimbursement of Costs and Expenses.  Grantor shall pay (a) fees in the maximum amounts legally permitted, or reasonable fees as may be charged by Beneficiary or Trustee when the law provides no maximum limit, for any services that Beneficiary or Trustee may render in connection with this deed of trust, including Beneficiary's  providing a statement or Trustee's rendering of services in connection with a reconveyance; (b) all of Beneficiary's or Trustee's costs and expenses which may be incurred in rendering any such services; and (c) all costs, expenses and other advances which may be incurred or made by Beneficiary or Trustee in any efforts to enforce any terms of this deed of trust or protect the Property, including any rights or remedies afforded to Beneficiary or Trustee under Section 8.02, whether any lawsuit is filed or not, including any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships, or in defending any action or proceeding arising under or relating to this deed of trust, including attorneys' fees and other legal costs, costs of any Foreclosure Sale (defined herein) and any cost of evidence of title.  If Beneficiary chooses to dispose of Property through more than one Foreclosure Sale, Grantor must pay all costs, expenses or other advances that may be incurred or made by Beneficiary or Trustee in each of those Foreclosure Sales.

7.09           Indemnification.  GRANTOR SHALL INDEMNIFY TRUSTEE, BENEFICIARY AND THE SECURED PARTIES AGAINST AND SHALL HOLD THEM HARMLESS FROM ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, CAUSES OF ACTION, JUDGMENTS, COURT COSTS, ATTORNEYS' FEES AND OTHER LEGAL EXPENSES, COST OF EVIDENCE OF TITLE, COST OF EVIDENCE OF VALUE, AND OTHER COSTS AND EXPENSES WHICH EITHER MAY SUFFER OR INCUR: (A) IN PERFORMING ANY ACT REQUIRED OR PERMITTED BY THIS DEED OF TRUST OR ANY OF THE OTHER SECURED OBLIGATION DOCUMENTS OR BY LAW; (B) BECAUSE OF ANY FAILURE OF GRANTOR TO PAY OR PERFORM ANY OF THE SECURED OBLIGATIONS; OR (C) BECAUSE OF ANY ALLEGED OBLIGATION OF OR UNDERTAKING BY BENEFICIARY OR THE SECURED PARTIES TO PERFORM OR DISCHARGE ANY OF THE REPRESENTATIONS, WARRANTIES, CONDITIONS, COVENANTS OR OTHER OBLIGATIONS IN ANY DOCUMENT RELATING TO THE PROPERTY (OTHER THAN SUCH WARRANTIES, CONDITIONS, COVENANTS OR OTHER OBLIGATIONS IN THE SECURED OBLIGATION DOCUMENTS).  THIS AGREEMENT BY GRANTOR TO INDEMNIFY TRUSTEE, BENEFICIARY AND THE SECURED PARTIES SURVIVES THE RELEASE AND CANCELLATION OF ANY OR ALL OF THE SECURED OBLIGATIONS AND THE FULL OR PARTIAL RELEASE AND/OR RECONVEYANCE OF THIS DEED OF TRUST.

7.10           Payments Due Under This Deed Of Trust.  Grantor must pay all obligations to pay money arising under this deed of trust immediately upon demand by Trustee, Beneficiary or the Secured Parties.   Each such obligation shall bear interest from the date the obligation arises at the Default Rate.

7.11           Impounds.  Any time after the occurrence of an Event of Default, Beneficiary may require Grantor to maintain reserves for payment of taxes (including special assessments and other charges against the Property by governmental or quasi governmental bodies) or premiums on property insurance or both.  The reserves shall be created by payment each month to Beneficiary of an amount determined by Beneficiary to be sufficient to produce by the date they are due amounts equal to the estimated taxes and insurance premiums to be paid.  If at the time that payments are to be made the reserve for either taxes or insurance premiums is insufficient, Grantor shall upon demand pay such additional sum as Beneficiary shall determine to be necessary to cover the required payment.  Beneficiary shall not charge a service charge for collecting reserves and paying taxes and insurance premiums.  The reserves shall not constitute a trust.  Grantor agrees that Beneficiary may commingle reserve funds with other funds of Beneficiary and need not invest them for the benefit of Grantor.  Grantor agrees that Beneficiary need not pay Grantor interest on reserves, unless applicable statutes require payment of interest notwithstanding any contrary agreement.

ARTICLE 8 – EVENTS OF DEFAULT AND REMEDIES

8.01           Events of Default.  The following each shall be an event of default under this deed of trust (an "Event of Default"):

(a)               an Event of Default under the Credit Agreement, including a default termination event or other similar event under any Interest Hedging Agreement which is not cured within any grace or cure period specified therein, if any;

(b)               a Prohibited Transfer;

(c)               the Financial Information or any representation in this deed of trust is materially substantially incorrect or materially misleading;

(d)               the filing of any notice limiting the maximum amount secured by this deed of trust to a sum less than the maximum amount secured as specified herein, or if no such amount is specified, to any amount;

(e)               for more than 10 days after notice from Beneficiary, Grantor is in default under any term, covenant or condition of this deed of trust not previously described in this Section 8.01, which can be cured by the payment of a sum of money; or

(f)                for 30 days after notice from Beneficiary or the other Secured Parties, Grantor is in default under any term, covenant or condition of this deed of trust not previously described in this Section 8.01; provided that if (i) it is reasonably certain that the default can be cured by Grantor within that 30 day period and (ii) Grantor has commenced curing that default within that 30 day period and thereafter diligently and expeditiously proceeds to cure that default, then that 30 day period shall be extended for so long as reasonably required by Grantor in the exercise of due diligence to cure that default, up to a maximum of 90 days after the notice to Grantor of the Event of Default.

8.02           Remedies.  At any time after an Event of Default:

(a)               Acceleration.  Beneficiary may declare any or all of the Secured Obligations to be due and payable immediately.

(b)               Receiver.  Beneficiary may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property.

(c)               Entry.  Beneficiary, in person, by agent or by court- appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and may also do any and all other things in connection with those actions that Beneficiary may consider necessary and appropriate to protect the security of this deed of trust.  Such other things may include: taking and possessing all of Grantor's or the then owner's books and records; entering into, enforcing, modifying, or canceling leases on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; fixing or modifying rents; collecting and receiving any payment of money owing to Grantor; completing any unfinished construction; and/or contracting for and making repairs and alterations.  If Beneficiary so requests, Grantor will assemble all of the Property that has been removed from the Land and make all of it available to Beneficiary at the site of the Land.  GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS BENEFICIARY AS GRANTOR'S ATTORNEY-IN-FACT TO PERFORM SUCH ACTS AND EXECUTE SUCH DOCUMENTS AS BENEFICIARY CONSIDERS APPROPRIATE IN CONNECTION WITH TAKING THESE MEASURES, INCLUDING ENDORSEMENT OF GRANTOR'S NAME ON ANY INSTRUMENTS.  Regardless of any provision of this deed of trust or the other Secured Obligation Documents, Beneficiary shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any obligation of Grantor to Beneficiary, unless Beneficiary has given express written notice of its election of that remedy in accordance with the UCC.

(d)               Cure; Protection of Security.  Trustee, Beneficiary or , if applicable, the other Secured Parties may cure any breach or default of Grantor, and if it chooses to do so in connection with any such cure, Trustee, Beneficiary or the other Secured Parties may also enter the Property and/or do any and all other things which it considers necessary or appropriate to protect the security of this deed of trust.  Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Trustee, Beneficiary or the other Secured Parties under, this deed of trust; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Trustee's, Beneficiary's or the other Secured Parties' judgment is or may be senior in priority to this deed of trust, such judgment of Trustee, Beneficiary or the other Secured Parties to be conclusive as among the parties to this deed of trust; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under the Credit Agreement; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Trustee, Beneficiary or the other Secured Parties.  Trustee, Beneficiary and the other Secured Parties may take any of the actions permitted under this Section 8.02 either with or without giving notice to any person.  Notwithstanding the foregoing, in no event will Trustee, Beneficiary or the other Secured Parties have any obligation to take any of the actions set forth in this clause (d).

(e)               Uniform Commercial Code Remedies.  Beneficiary may exercise any or all of the remedies granted to a secured party under the UCC.

(f)               Judicial Action.  Beneficiary may bring an action in any court of competent jurisdiction to foreclose this deed of trust or to obtain specific enforcement of any of the covenants or agreements of this deed of trust.

(g)              Power of Sale.  Under the power of sale granted under this deed of trust (the "Power of Sale") , Beneficiary has the discretionary right to cause some or all of the Property, including the Personalty, to be sold or otherwise disposed of in any combination and in any manner permitted by Applicable Law.

(i)           Sales of Personal Property.  For purposes of the Power of Sale, Beneficiary may elect to treat as Personalty any Property which is intangible or which can be severed from the Land or Improvements without causing structural damage.  If it chooses to do so, Beneficiary may dispose of any Personalty separately from the sale of real property, in any manner permitted by Division 9 of the UCC, including any public or private sale, or in any manner permitted by any other applicable law.  Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Secured Obligation for purposes of Section 2924c of the California Civil Code.

(ii)           Non-Judicial Foreclosure Sales of Real Property or Mixed Collateral.  Beneficiary may choose to dispose of some or all of the Property which consists solely of real property in any manner then permitted by applicable law.  In its discretion, Beneficiary may also or alternatively choose to dispose of some or all of the Property, in any combination consisting of both real and personal property, together in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by the UCC.  Grantor agrees that such a sale of Personalty together with real property constitutes a commercially reasonable sale of the personal property.  For purposes of the Power of Sale, either a sale of real property alone, or a sale of both real and personal property together in accordance with the UCC, will sometimes be referred to as a "Non-Judicial Foreclosure Sale."  Before any Non-Judicial Foreclosure Sale, Beneficiary or Trustee must give such notice of default and election to sell as may then be required by law.  When all time periods then legally mandated have expired, and after such notice of sale as may then be legally required has been given, Trustee must sell the property being sold at a public auction to be held at the time and place specified in the notice of sale.  Neither Trustee nor Beneficiary have any obligation to make demand on Grantor before any Non-Judicial Foreclosure Sale.   From time to time in accordance with then applicable law, Trustee may, and in any event at Beneficiary's request must, postpone any Non-Judicial Foreclosure Sale by public announcement at the time and place noticed for that sale.  At any Non-Judicial Foreclosure Sale, Trustee must sell to the highest bidder at public auction for cash in lawful money of the United States.  , Trustee must execute and deliver to the purchaser(s) a deed or deeds conveying the property being sold without any covenant or warranty whatsoever, express or implied.  The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Non-Judicial Foreclosure Sale, are conclusive proof of their truthfulness. Any such deed shall be conclusive against all persons as to the facts recited in it.

(h)               Single or Multiple Foreclosure Sales.  If the Property consists of more than one lot, parcel or item of property, Beneficiary may: (i) Designate the order in which the lots, parcels and/or items shall be sold or disposed of or offered for sale or disposition; and (ii) elect to dispose of the lots, parcels and/or items through a single consolidated sale or disposition to be held or made under the Power of Sale, or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Beneficiary may deem to be in its best interests (any such sale or disposition, a "Foreclosure Sale;" any two or more, "Foreclosure Sales").  If it chooses to have more than one Foreclosure Sale, Beneficiary at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as it may deem to be in its best interests.   No Non-Judicial Foreclosure Sale will terminate or affect the liens of this deed of trust on any part of the Property which has not been sold, until all of the Secured Obligations have been paid in full.

8.03           Credit Bids.  At any Foreclosure Sale, any person, including Grantor, Trustee, Beneficiary or the Secured Parties, may bid for and acquire the Property or any part of it to the extent permitted by then applicable law.  Instead of paying cash for that property, Beneficiary or the Secured Parties may settle for the purchase price by crediting the sales price of the property against the following obligations:

(a)               First, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Grantor is obligated to reimburse Trustee, Beneficiary or the Secured Parties; and

(b)               Second, all other Secured Obligations in any order and proportions as Beneficiary or Secured Parties may choose.

8.04           Application of Foreclosure Sale Proceeds.  Trustee, Beneficiary and , if applicable, the other Secured Parties shall apply the proceeds of any Foreclosure Sale in the following manner:

(a)               First, to pay the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Grantor is obligated to reimburse Trustee, Beneficiary or the Secured Parties;

(b)               Second, to pay the portion of the Secured Obligations attributable to any sums expended or advanced by Trustee, Beneficiary or the Secured Parties under the terms of this deed of trust which then remain unpaid;

(c)               Third, to pay all other Secured Obligations in any order and proportions as Beneficiary may choose; and

(d)               Fourth, to remit the remainder, if any, to the person or persons entitled to it.

8.05           Application of Rents and Other Sums.  Beneficiary and Secured Parties must apply any and all Rents collected by it pursuant to the assignment provided in Article 2 of this deed of trust, and any and all other sums, other than the proceeds of a Foreclosure Sale, received or collected by Beneficiary or , if applicable, the other Secured Parties, in the following manner:

(a)               First, to pay the portion of the Secured Obligations attributable to the costs and expenses of collection of such sums incurred by Trustee, Beneficiary, the Secured Parties or any receiver appointed in accordance with this deed of trust;

(b)               Second, to pay any and all Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose, and any and all expenses incident to the Property as provided in Section 2.05, and in such order and proportions as Beneficiary in its sole discretion may choose; and

(c)               Third, to remit the remainder, if any, to the person or persons entitled thereto.

8.06           No Liability for Funds Not Received.  Trustee, Beneficiary and the other Secured Parties have no liability for any funds which it does not actually receive.

ARTICLE 9 – NOTICES

All notices, approvals, consents, and other communications, under this deed of trust (“Notices”) must be given in accordance with and will be subject to the terms and provisions of the Credit Agreement.  Notices must be mailed or delivered, if to Grantor, to the address adjacent Grantor's signature below; if to Trustee, to the address in the first paragraph of this deed of trust; if to Beneficiary or Lender, to Rabobank, N.A., 33 East Carrillo St., Santa Barbara, CA 93101, Attention:  Commercial Lending Closing Department; and in the case of any other Person, to the address designated by that Person in a notice to Grantor, Beneficiary, and Lender.

ARTICLE 10 –REQUEST FOR NOTICE

Grantor requests that a copy of any notice of default and any notice of sale be mailed to it at the address specified adjacent to its signature below.

ARTICLE 11 –TRUSTEE AND BENEFICIARY

11.01         Authority of Beneficiary.  Without affecting the personal liability of any Person, including Grantor, for the payment of the Secured Obligations or the lien of this deed of trust on the remainder of the Property for the unpaid amount of the Secured Obligations, Trustee may perform any of the following acts when requested to do so by Beneficiary or a Secured Party in writing:  (a) consent to the making of any plat or map of the Property or any part of it; (b) join in granting any easement or creating any restriction affecting the Property; (c) join in any subordination or other agreement affecting this deed of trust or the lien of it; or (d)  reconvey the Property or any part of it without any warranty.

11.02         Exculpation of Trustee and Beneficiary.  None of Beneficiary, Trustee or the Secured Parties will be directly or indirectly liable to Grantor or any other person as a consequence of any of the following:  (a) the exercise of or failure to exercise any rights, remedies or powers granted to it in this deed of trust; (b) any failure or refusal to perform or discharge any obligation or liability of Grantor under any agreement related to the Property or under this deed of trust; or (c) any loss sustained by Grantor or any third party resulting from any failure to lease the Property or from any other act or omission in managing the Property after an Event of Default, unless the loss is caused by the willful misconduct and bad faith of Beneficiary, Trustee or the Secured Parties, respectively.  GRANTOR HEREBY EXPRESSLY WAIVES AND RELEASES ALL LIABILITY OF THE TYPES DESCRIBED ABOVE, AND AGREES THAT NO SUCH LIABILITY BE ASSERTED AGAINST OR IMPOSED UPON TRUSTEE, BENEFICIARY or ANY SECURED PARTY.

11.03         Substitution of Trustee.  Beneficiary may substitute a successor to any Trustee named in or acting under this deed of trust in any manner now or later to be provided at Applicable Law.

ARTICLE 12 – RECONVEYANCE

When all Secured Obligations have been paid in full, the Interest Hedging Agreements have been terminated and there are no further obligations under the Loan Documents, Trustee shall execute and deliver an instrument reconveying the Property, or so much of it as is then held under this deed of trust, without warranty to the person or persons legally entitled to it.  In the reconveyance, the grantee may be described as "the person or persons legally entitled thereto," and the recitals of any matters or facts shall be conclusive proof of their truthfulness.  Trustee, Beneficiary and the Secured Parties will have no duty to determine the rights of persons claiming to be rightful grantees of any reconveyance of the Property.

ARTICLE 13– MISCELLANEOUS

13.01         Additional Provisions.  The Secured Obligation Documents state all of the terms and conditions of the parties' agreement regarding the matters mentioned in or incidental to this deed of trust.  The Secured Obligation Documents also grant further rights to Beneficiary and the Secured Parties and contain further agreements and affirmative and negative covenants by Grantor which apply to this deed of trust and to the Property.

13.02         Entire Agreement.  This deed of trust and the other Secured Obligation Documents collectively: (i) represent the sum of the understandings and agreements between Beneficiary, the Secured Parties, if appropriate and Grantor concerning this credit; (ii) replace any prior oral or written agreements between Beneficiary, the Secured Parties, if applicable and Grantor concerning this credit; and (iii) are intended by Beneficiary, Secured Parties and Grantor as the final, complete and exclusive statement of the terms agreed to by them.  In the event of any conflict between this deed of trust and any other agreements required by this deed of trust, this deed of trust will prevail.

13.03         Other Acts.  Grantor shall cooperate with Beneficiary for the purposes of, and perform all acts which may be necessary or advisable to perfect any Lien provided for in this deed of trust or to carry out the intent of this agreement.  Promptly (but in no event more than ten days) after request by Beneficiary, Grantor will execute, acknowledge and deliver any document which Beneficiary deems necessary or advisable for these purposes, and will, on demand, pay any expenses incurred by Beneficiary in the preparation, execution and filing of any such documents.

13.04         No Waiver or Cure.  Each waiver by Trustee, Beneficiary or the other Secured Parties must be in writing, and no waiver is to be construed as a continuing waiver.  No waiver is to be implied from any delay or failure by Trustee, Beneficiary or the other Secured Parties to take action on account of any default of Grantor.  Consent by Trustee, Beneficiary or the other Secured Parties to any act or omission by Grantor must not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Trustee's, Beneficiary's or the other Secured Parties' consent to be obtained in any future or other instance.  The exercise by Trustee, Beneficiary or the other Secured Parties of any right or remedy under this deed of trust or the other Secured Obligation Documents or under Applicable Law, shall not: cure or waive a breach, Event of Default or notice of default under this deed of trust or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Secured Obligation Documents, including any Interest Hedging Agreements, have been cured); or impair the security of this deed of trust; or prejudice Trustee, Beneficiary, the other Secured Parties or any receiver appointed in accordance with this deed of trust, in the exercise of any right or remedy afforded any of them under this deed of trust; or be construed as an affirmation by Beneficiary or the other Secured Parties of any tenancy, lease or option, or a subordination of the lien of this deed of trust.

13.05         Merger.  No merger shall occur as a result of Beneficiary's or the Secured Parties' acquiring any other estate in or any other lien on the Property.

13.06         Waiver of Marshalling.  Grantor waives all rights, legal and equitable, it may now or hereafter have to require marshalling of assets or to require upon foreclosure sales of assets in a particular order, including any rights provided by California Civil Code Sections 2899 and 3433, as those sections may be amended from time to time.  Each successor and assign of Grantor, including any holder of a lien subordinate to this deed of trust, by acceptance of its interest or lien agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

13.07         Waiver of Certain Other Laws.    To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for appraisement, valuation, stay, extension or redemption, and Grantor, for Grantor, and its representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, or notice of election to mature or declare due the whole of the Secured Obligations in the event of foreclosure of the lien created by this deed of trust.

13.08         Joint and Several Obligations.  If Grantor consists of more than one Person, each Grantor (a) acknowledges and undertakes, together with the other Grantors, joint and several liability for the indebtedness, liabilities and obligations of Grantor under this deed of trust; (b) acknowledges that this deed of trust is the independent and several obligation of each Grantor and may be enforced against each Grantor separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Grantor; and (c) agrees that its liability hereunder and under any other Secured Obligation Document shall be absolute, unconditional, continuing and irrevocable.  GRANTOR EXPRESSLY WAIVES ANY REQUIREMENT THAT BENEFICIARY OR THE SECURED PARTIES EXHAUST ANY RIGHT, POWER OR REMEDY AND PROCEED AGAINST THE OTHER GRANTORS UNDER THIS DEED OF TRUST, OR ANY OTHER SECURED OBLIGATION DOCUMENTS, OR AGAINST ANY OTHER PERSON UNDER ANY GUARANTY OF, OR SECURITY FOR, ANY OF THE SECURED OBLIGATIONS.

13.09         Authority to Bind Grantor.  If Grantor is comprised of multiple Persons, any Person comprising Grantor is hereby authorized to bind all parties comprising Grantor.  Beneficiary or Secured Parties may, at any time and without notice, waive any prior requirement that requests, authorizations, or other actions be taken only by a Designated Person.

13.10         Binding Effect; Successors and Assigns.  The Secured Obligation Documents shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns; provided, that Grantor shall not assign its rights or obligations hereunder without the Secured Parties' consent.  However, this section does not waive the provisions of Section 7.07; and Grantor shall not assign its rights or obligations hereunder without Beneficiary's and, if applicable, the other Secured Parties' consent.  Beneficiary and the Secured Parties may transfer all or any portion of their rights under the Secured Obligation Documents to any other Person.  Beneficiary and the other Secured Parties may disclose to any actual or proposed transferee any information that Grantor has delivered to Beneficiary and the Secured Parties in connection with the negotiation of this deed of trust or pursuant to the Secured Obligation Documents; and Grantor shall cooperate fully with Beneficiary and the Secured Parties in providing that information to any actual or proposed transferee.

13.11         Rights and Remedies Cumulative.  All rights and remedies under this deed of trust and the Secured Obligation Documents are cumulative, and the exercise of any one or more of them does not constitute an election of remedies.

13.12         Severability.  Any provision of any Secured Obligation Document which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of that Secured Obligation Document or affecting the validity or enforceability of that provision in any other jurisdiction; except that if such provision relates to the payment of any monetary sum, then Beneficiary or , if applicable, the other Secured Parties may, at its option, declare all Secured Obligations immediately due and payable.

13.13         Amendments in Writing.  This deed of trust may not be amended, changed, modified, altered or terminated without the prior written consent of Beneficiary and, if applicable, the other Secured Parties.

13.14         Governing Law.  This deed of trust shall be governed and interpreted by applying the laws of the State of California (the "Governing Law State") without regard or reference to its conflict of laws principles.

13.15         JURISDICTION AND VENUE.  GRANTOR IRREVOCABLY AGREES THAT, AT THE OPTION OF BENEFICIARY, ALL ACTIONS, PROCEEDINGS OR COUNTERCLAIMS ARISING OUT OF OR RELATING TO THIS DEED OF TRUST OR ANY OTHER TRANSACTION DOCUMENT WILL BE LITIGATED IN THE SUPERIOR COURT OF CALIFORNIA, SACRAMENTO COUNTY, CALIFORNIA, OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF CALIFORNIA.  GRANTOR IRREVOCABLY CONSENTS TO SERVICE, JURISDICTION, AND VENUE OF THOSE COURTS FOR ALL SUCH ACTIONS, PROCEEDINGS AND COUNTERCLAIMS AND WAIVES ANY OTHER VENUE TO WHICH IT MIGHT BE ENTITLED BY VIRTUE OF DOMICILE, HABITUAL RESIDENCE OR OTHERWISE.

13.16         Counterpart Execution.  This deed of trust may be executed in counterparts, each of which will be an original and all of which together are deemed one and the same instrument.

13.17         Necessary Action. Beneficiary is authorized to execute any other documents or take any other actions necessary to effectuate this deed of trust and the consummation of the transactions contemplated herein.

13.18         Credit Report.  Beneficiary and the Secured Parties are authorized to order a credit report and verify all other credit information, including past and present loans and standard references from time to time to evaluate the creditworthiness of Grantor.  Without limitation, a copy of the consent for release of information, general authorization or similar document on file with Beneficiary or the Secured Parties shall authorize third Persons to provide the information requested from time to time.

13.19         Time of the Essence.   Time is of the essence of this deed of trust.

13.20         No Construction Against Drafter.  Each Party has participated in negotiating and drafting this deed of trust, so if an ambiguity or a question of intent or interpretation arises, this deed of trust is to be construed as if the parties had drafted it jointly, as opposed to being construed against a Party because it was responsible for drafting one or more provisions of this deed of trust.

13.21         INDEMNIFICATION.  GRANTOR SHALL DEFEND, INDEMNIFY AND HOLD TRUSTEE, BENEFICIARY AND THE SECURED PARTIES AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, AGENTS AND ATTORNEYS (THE "INDEMNIFIED PERSONS") HARMLESS AGAINST ANY AND ALL LOSSES OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PERSONS: (I) INCURRED AS A RESULT OF THE FAILURE BY GRANTOR TO BORROW THE AMOUNT SPECIFIED IN A LOAN REQUEST (INCLUDING ANY FAILURE RESULTING FROM THE FAILURE TO FULFILL THE APPLICABLE CONDITIONS PRECEDENT BUT EXCLUDING LENDER’S FAILURE TO LEND SUCH AMOUNT), INCLUDING ANY LOSS OF ANTICIPATED PROFITS AND LOSSES BY REASON OF THE LIQUIDATION OR REEMPLOYMENT OF DEPOSITS OR OTHER FUNDS ACQUIRED BY LENDER TO FUND THE LOAN; (II) AS A RESULT OF ITS ACTS OR OMISSIONS WHICH RESULT FROM COMMUNICATIONS GIVEN OR PURPORTED TO BE GIVEN, BY GRANTOR OR ANY DESIGNATED PERSON, WHICH ARE INTERRUPTED, WHICH ARE MISUNDERSTOOD, OR WHICH ARE IN FACT FROM UNAUTHORIZED PERSONS, BUT WHICH LENDER BELIEVES IN GOOD FAITH TO BE FROM BORROWER OR ANY DESIGNATED PERSON; (III) ARISING OUT OF OR RESULTING FROM THE VIOLATION BY GRANTOR OF ANY ENVIRONMENTAL LAW; (IV) RESULTING FROM THE RELIANCE BY TRUSTEE, BENEFICIARY OR THE SECURED PARTIES ON EACH NOTICE PURPORTEDLY GIVEN BY OR ON BEHALF OF GRANTOR; AND (V) ARISING OUT OF CLAIMS ASSERTED AGAINST THE INDEMNIFIED PERSONS AS A RESULT OF TRUSTEE, BENEFICIARY OR THE SECURED PARTIES  BEING PARTY TO THIS DEED OF TRUST OR THE TRANSACTIONS CONSUMMATED PURSUANT TO THIS DEED OF TRUST; except that Grantor shall have no obligation to an Indemnified Person under this section with respect to Losses resulting from the gross negligence or willful misconduct of that Indemnified Person as determined by a court of competent jurisdiction. If and to the extent that an Indemnity is unenforceable for any reason, Grantor shall to make the maximum contribution to the payment and satisfaction thereof which is permissible under Applicable Law.  The provisions of all Indemnities shall survive the reconveyance of this deed of trust.

13.22         WAIVER OF TRIAL BY JURY.  GRANTOR (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY IN ANY ACTION OR PROCEEDING FOR THE RESOLUTION OF ANY CONTROVERSY OR CLAIM THAT ARISES OUT OF OR RELATES TO: (I) THIS DEED OF TRUST; OR (II) ANY SECURED OBLIGATION DOCUMENT, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE (INDIVIDUALLY AND COLLECTIVELY, A "CONTROVERSY OR CLAIM"); AND, (B) TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY CONTROVERSY OR CLAIM TO THE EXTENT SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THE PROVISIONS OF THIS SECTION ARE GIVEN KNOWINGLY AND VOLUNTARILY; AND ARE A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THE SECURED OBLIGATION DOCUMENTS.

[Signatures on Following Page]

Grantor is signing and delivering this deed of trust effective as of the day and year first written above.

GRANTOR

QAD ORTEGA HILL, LLC, a Delaware limited liability company
Address for notices:

100 Innovation Place	By:	/s/ John Neale
Santa Barbara, California 93108		JOHN NEALE
Attention: John Neale		Manager

	By:	/s/ Kara Bellamy
KARA BELLAMY
Manager

STATE OF CALIFORNIA	)
) ss
COUNTY OF Santa Barbara______________	)

On 5/30/2012, before me, LORI COLE, a notary public, personally appeared JOHN NEALE, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Lori Cole

STATE OF CALIFORNIA	)
) ss
COUNTY OF Santa Barbara ______________	)

On 5/30/2012, before me, LORI COLE, a notary public, personally appeared KARA BELLAMY, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Lori Cole

LORI COLE Commission # 1828228

Notary Public-California

Santa Barbara County

My Comm. Expires Jan. 19, 2013

EXHIBIT A

QAD Ortega Hill, LLC
DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING

Legal Description of Real Estate

Santa Barbara County, California

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF SANTA BARBARA, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

All that certain and situated in the State of California in the unincorporated area of the County of Santa Barbara, described as follows:

That portion of the Ortega Rancho, being a portion of the Outside Pueblo Lands of the City of Santa Barbara, in the County of Santa Barbara, State of California, according to the map thereof recorded in Book 1, at Page 20 of Maps and Surveys, records of said County, described as follows:

Beginning at an old stake set at the Northerly corner of the tract of land described in the Deed to Hiram Craig, dated August 2, 1894 and recorded in Book 47, Page 154 of Deeds; thence along the Southerly line of the old County Road over Ortega Hill North 54°53' West 316.7 feet; thence continuing along the Southerly line of said road North 63°24' West 565.68 feet, more or less to intersect the Southerly prolongation of the 32nd course of Parcel One as described in that certain Deed of Trust executed by D. C. Williams and wife, dated April 22, 1938 and recorded in Book 404, Page 375 of Official Records; thence along said prolongation North 12°22' East to the Southerly end of said 32nd course; thence along the Northerly and Westerly lines of Parcel One, in said Deed of Trust the following courses and distances; South 87°22' West 363.66 feet to an iron pipe survey monument set in the road bed; North 83°53' West 269.94 feet to an iron pipe set in road bed; South 37°52' West 132.66 feet to an iron pipe survey monument set in road bed; South 22°22' West 188.1 feet to an iron pipe survey monument set in road bed; South 53°07' West 266.64 feet to an iron pipe survey monument set in road bed; South 22°52' West at (240.42 feet, a galvanized iron rod set in road bed) 248.72 feet to an iron pipe survey monument set in road bed: South 61°58' East 28.04 feet to a nail in top of fence post marked "PC NO. 3"; South 51°13' East 24 feet to an iron pipe survey monument set in mound of rocks; South 13°43' East 50 feet to an iron pipe survey monument set in mound of rocks: and South 29°58' East to intersect the Northerly line of State Highway right of way as described in Deed to the State of California dated September 29,1933, and recorded in Book 289, Page 291 of Official Records; thence leaving the line of said Deed of Trust and following along the Northerly line of said State Highway in an Easterly direction to intersect the Southerly prolongation of the Westerly line of the Craig Tract above referred to; thence along said prolongation and said Westerly line North 2°01' East to a point which lies South 2° 01' West 75.95 feet from the point of beginning; thence North 33°23'15" West, 12 .74 feet; thence North 08° 24' 53" East 54.74 feet; thence North 08°33' 08"East 11.25 feet to the point of beginning.

EXCEPTING therefrom those portions thereof conveyed to the State of California by Deeds recorded November 6, 1933 as Instrument No. 6970 in Book 289, Page 291 and recorded December 29, 1944 as Instrument No. 12819 in Book 630, Page 429, and recorded December 29, 1944 as Instrument No. 12820 in Book 630, Page 431, and recorded August 6, 1949 as Instrument No. 9672 in Book 867, Page 290, and recorded August 10, 1949 as Instrument No. 9352 in Book 868, Page 128, and recorded July 11, 1950 as Instrument No. 9776 in Book 928, Page 110, all of Official Records.

ALSO EXCEPTING therefrom 2.38 percent of the oil, gas and other hydrocarbon substances that maybe produced and saved from land as conveyed in Deed recorded Map 11, 1938 as Instrument No, 4073 in Book 436 Page 54 of Official Records.

ALSO EXCEPTING therefrom an undivided one-fourth (1/4) in and to all oil, gas and other hydrocarbon substances of every kind and nature that may be produced or developed from said land as reserved in Deed recorded December 28, 1954 as Instrument No. 22752 in Book 1288, Page 474 of Official Records.

APN: 005-110-33